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                                                                  Exhibit 23.2


                          Independent Auditors' Consent

The Board of Directors
TierOne Bank:

We consent to use of our report included herein and the reference to our firm under the heading "Experts" in the amended registration statement of TierOne Corporation and application for conversion of TierOne Bank.

Our report, dated February 11, 2002, except for note 18, which is April 2, 2002, refers to the adoption of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133 in 2000.


                                                 /s/ KPMG LLP


Lincoln, Nebraska
June 17, 2002

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                          Independent Auditors' Consent

The Board of Directors
TierOne Bank:

We consent to use of our report dated April 10, 2002 on the financial statements of the TierOne Bank Savings Plan included herein in the savings plan prospectus supplement.



                                                          /s/ KPMG LLP


Lincoln, Nebraska
June 17, 2002